Exhibit 10


                          AGREEMENT AND PLAN OF MERGER


                                 By and Between



                         Millenium Holding Group, Inc.,
                              a Nevada corporation

                                       and

                                  Sutura, Inc.,
                             a Delaware corporation





                            Dated as of July 9, 2004

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE 1 DEFINITIONS.......................................................1

ARTICLE 2 THE MERGER........................................................1

     2.1      The Merger....................................................1

     2.2      The Closing...................................................1

     2.3      Actions at Closing............................................2

     2.4      Effect of Merger..............................................2

     2.5      Certificate of Incorporation..................................2

     2.6      Bylaws........................................................2

     2.7      Directors and Officers........................................2

ARTICLE 3 MERGER CONSIDERATION AND  MANNER OF CONVERSION....................3

     3.1      Merger Consideration..........................................3

     3.2      Dissenters' Rights............................................3

     3.3      Conversion of Rights..........................................3

     3.4      Rights as Stockholders; Stock Transfers.......................4

     3.5      Fractional Shares.............................................4

     3.6      Payment for Shares............................................4

ARTICLE 4 REPRESENTATION AND WARRANTIES OF THE COMPANY......................5

     4.1      Organization..................................................5

     4.2      Authority.....................................................5

     4.3      No Consents...................................................6

     4.4      No Conflicts..................................................6

     4.5      Capital Structure.............................................6

     4.6      Obligations With Respect to Capital Stock.....................6
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     4.7      Subsidiaries..................................................7

     4.8      Financial Statements..........................................7

     4.9      No Undisclosed Liabilities....................................7

     4.10     Business Changes..............................................7

     4.11     Properties....................................................8

     4.12     Taxes.........................................................8

     4.13     Compliance with Laws..........................................8

     4.14     Litigation....................................................9

     4.15     Contracts.....................................................9

     4.16     Intellectual Proprietary Rights...............................9

     4.17     Insurance....................................................10

     4.18     Environmental Compliance.....................................10

     4.19     Employment Matters...........................................10

     4.20     Brokers or Finders...........................................10

     4.21     Books and Records............................................11

     4.22     Regulatory Compliance........................................11

ARTICLE 5 REPRESENTATION AND WARRANTIES OF THE PURCHASER...................11

     5.1      Organization.................................................11

     5.2      Authority....................................................12

     5.3      No Consents..................................................12

     5.4      No Conflicts.................................................12

     5.5      Capital Structure............................................13

     5.6      Obligations With Respect to Capital Stock....................13

     5.7      Subsidiaries.................................................13

     5.8      Financial Statements.........................................13
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     5.9      No Undisclosed Liabilities...................................14

     5.10     Business Changes.............................................14

     5.11     Properties...................................................14

     5.12     Taxes........................................................15

     5.13     Compliance with Laws.........................................15

     5.14     Litigation...................................................15

     5.15     Contracts....................................................15

     5.16     Intellectual Proprietary Rights..............................15

     5.17     Insurance....................................................16

     5.18     Environmental Compliance.....................................16

     5.19     Employment Matters...........................................16

     5.20     Brokers or Finders...........................................17

     5.21     Books and Records............................................17

     5.22     Financial Reports and Regulatory Documents...................17

ARTICLE 6 CONDUCT PENDING THE CLOSING......................................18

ARTICLE 7 CONDITIONS TO CLOSING............................................20

     7.1      Conditions to Each Party's Obligations.......................20

     7.2      Conditions to Obligations of the Purchaser...................21

     7.3      Conditions to Obligations of the Company.....................21

ARTICLE 8 TERMINATION......................................................22

     8.1      Termination..................................................22

     8.2      Effect of Termination and Abandonment........................24

ARTICLE 9 GENERAL PROVISIONS...............................................24

     9.1      Survival of Representations and Warranties...................24

     9.2      Further Assurances...........................................24
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     9.3      Waiver.......................................................24

     9.4      Brokers......................................................24

     9.5      Notices......................................................24

     9.6      Governing Law................................................25

     9.7      Assigment....................................................25

     9.8      Counterparts.................................................25

     9.9      Closing Date.................................................25

     9.10     Review of the Agreement......................................25

     9.11     Schedules....................................................25

     9.12     Effective date...............................................26
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                          AGREEMENT AND PLAN OF MERGER

     This agreement and plan of MERGER (this "AGREEMENT") is made and entered into as of this 9th day of July, 2004, by and among Millenium Holding Group, Inc., a Nevada corporation (the "PURCHASER"), and Sutura, Inc., a Delaware corporation (the "COMPANY") hereinafter referred to as the "PARTIES."

                                    RECITALS

     WHEREAS, the Purchaser and the Company intend to effect a merger (the "MERGER") of the Company with and into Purchaser in accordance with this Agreement and as provided for under Chapter 92A of the Nevada Revised Statutes, as amended ("NEVADA LAW") and Title 8 of the Delaware General Corporation Law ("DELAWARE LAW").

     WHEREAS, the respective Boards of Directors of both the Company and the Purchaser have approved the terms of this Agreement and of the transactions contemplated hereby; and

     WHEREAS, the Company and the Purchaser desire to set forth the terms of the Agreement in connection with the transactions provided for herein; and

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

     For purposes of this Agreement, the applicable definitions of terms used in this Agreement shall be set forth in EXHIBIT A.

                                   ARTICLE 2
                                   THE MERGER

     2.1 THE MERGER. At the Effective Time (as defined in SECTION 2.4), and subject to and upon the terms and conditions of this Agreement and Nevada Law and Delaware Law, (i) the Company shall be merged with and into the Purchaser,
(ii) the separate corporate existence of the Company shall cease and (iii) the Purchaser shall continue as the surviving corporation. The Purchaser as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     2.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place as soon as practicable after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in ARTICLE VII hereof (the "CLOSING DATE") at the offices of the Company, commencing at 10:00 a.m., local time or at such other time and place as the parties may mutually agree. All proceedings to be taken and all documents to be

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executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the Parties.

     2.3 ACTIONS AT CLOSING. At the Closing the parties shall file a Certificate of Merger with the Secretary of State of the State of Nevada and make all other filings required under any applicable State laws (including, without limitation, Delaware Law) to cause the consummation of the Merger and the transaction contemplated hereby.

     2.4 EFFECT OF MERGER. The Merger shall become effective at the time (the "EFFECTIVE TIME") the Company and the Purchaser file the Certificate of Merger with the Secretary of State of the State of Nevada and as provided under Nevada Law and Delaware Law, or such later time as the Purchaser and the Company may agree upon and as may be set forth in the Certificate of Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of Nevada Law and Delaware Law. Without limiting the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of the Company or the Purchaser in order to carry out and effectuate the transactions contemplated hereby.

     2.5 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to, provide that the name of the Surviving Corporation shall be Sutura, Inc.

     2.6 BYLAWS. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of the Company immediately prior to the Effective Time.

     2.7 DIRECTORS AND OFFICERS. The directors and officers of the Surviving Company shall be:

     Anthony A. Nobles - Chairman/ President/ CEO and a Director
     Egbert Ratering - Director
     John Crew, M.D. - Director
     Robert Hill - V.P. Operations
     Ben Brosch - V.P. R&D/ Engineering

                                   ARTICLE 3
                            MERGER CONSIDERATION AND
                              MANNER OF CONVERSION

3.1 MERGER CONSIDERATION. At the Effective Time, the shares of Company Stock issued and outstanding immediately prior to the Effective Time, other than any Company Dissenting Shares, shall by virtue of the Merger and without any action on the part of the Purchaser, the Company or any holder thereof, be canceled or

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terminated and shall be converted into and exchanged for the right to receive the Merger Consideration. No shares of Company Stock shall be deemed to be outstanding or have any rights other than those set forth in this SECTION 3.1 after the Effective Time. Pursuant to the Merger (i) the shareholders of Purchaser immediately prior to the Effective Time (on a fully diluted as converted basis, assuming conversion, exercise and/or exchange of all securities or other rights to acquire Purchaser Common Stock) shall hold in the aggregate ten percent (10%) of the Common Stock of the Surviving Corporation immediately following the Effective Time and (ii) the stockholders of the Company immediately prior to the Effective Time (on a fully diluted as converted basis, assuming conversion, exercise and/or exchange of all securities or other rights to acquire Company Stock ) shall hold in the aggregate ninety percent (90%) of the Common Stock of the Surviving Corporation immediately following the Effective Time.

     3.2 DISSENTERS' RIGHTS. Company Dissenting Shares will not be converted into the right to receive the Merger Consideration otherwise payable with respect to such shares at or after the Effective Time, but will be converted into the right to receive such consideration as may be determined to be due with respect to such Company Dissenting Shares pursuant to Delaware Law. Purchaser agrees that, except with the prior written consent of the Company, or as required under Delaware Law or Nevada Law, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal.

     3.3 CONVERSION OF RIGHTS.

     (a) At the Effective Time, each option or other right to purchase shares of Company Stock pursuant to stock options or stock appreciation rights granted by the Company and outstanding at the Effective Time, whether or not exercisable, and all other warrants or other rights to purchase shares of Company Stock (collectively "COMPANY RIGHTS") shall be converted into and become rights with respect to Purchaser Common Stock, and Purchaser shall assume each Company Right, in accordance with the terms of such stock option plan or such other agreement or arrangement pertaining to such Company Rights (as applicable), except that from and after the Effective Time, (i) Purchaser and its compensation committee shall be substituted for the Company Board of Directors or the committee of the Company Board of Directors administering the stock option plan, (ii) each Company Right assumed by Purchaser may be exercised only for shares of Purchaser Common Stock (or cash, in the case of stock appreciation rights), (iii) the number of shares of Purchaser Common Stock subject to Company Rights shall be equal to the number of shares of Company Stock subject to the Company Right immediately prior to the Effective Time multiplied by the Exchange Ratio and (iv) the per share exercise price under the Company Right shall be adjusted by dividing the per share exercise price under the Company Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Purchaser shall not be obligated to issue any fraction of a share of Purchaser Common Stock upon exercise of a Company Right, but in lieu thereof, Purchaser shall round-up fractional shares to the next highest whole number. The term, exercisability, vesting schedule, status as an "Incentive Stock Option" under Section 422 of the Code, if applicable, and all other terms and conditions of the options or warrants, to the extent permitted by law, and otherwise reasonably practical shall be unchanged. Each option, which is an Incentive Stock Option, shall be

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adjusted in accordance with the requirements of Section 424(a) of the Code so as not to constitute a modification, renewal or extension of the option within the meaning of Section 424(h) of the United States Internal Revenue Code.

     (b) The Company agrees to take all necessary steps to effectuate the foregoing provisions of this SECTION 3.3, including using its reasonable efforts to obtain from each holder of a Company Right any consent or agreement that may be deemed necessary or advisable in order to effectuate the transactions contemplated by this Section 3.3. Anything in this Agreement to the contrary notwithstanding, Purchaser shall have the right, in its sole discretion, not to deliver the consideration provided in this Section 3.3 to a former holder of a Company Right who has not delivered such consent or agreement.

     3.4 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive any dividend or other distribution with respect to such Company Stock with a record date occurring prior to the Effective Time and the consideration provided for in this ARTICLE III. After the Effective Time there shall be no transfers on the stock transfer books of the Company of Company Stock outstanding prior to the Effective Time

     3.5 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Purchaser Common Stock and no certificates or scrip therefore, or other evidence of ownership therefore, will be issued as part of the Merger Consideration. Instead, Purchaser shall round-up fractional shares to the next whole number (after aggregating all Merger Consideration due such holder).

     3.6 PAYMENT FOR SHARES.

     (a) Promptly after the Effective Time, the Purchaser shall mail to each Company Stockholder a form of letter of transmittal (which shall be in such form and contain such provisions as the Purchaser and the Company may reasonably agree and specify) and instructions for use in effecting the surrender of all the certificates or Company Rights that, immediately prior to the Effective Time, represented any of such shares of Company Stock or Company Rights in exchange for payment of the Merger Consideration therefore or Convertible Securities of Purchaser (as the case may be). At and after the Effective Time, as received, the Surviving Corporation shall promptly deliver to the persons entitled thereto the pro-rata Merger Consideration or Convertible Securities to which such person is entitled, delivered in person or by mail to the address specified in the applicable letter of transmittal.

     (b) Notwithstanding the foregoing, no party hereto shall be liable to any holder of certificates formerly representing shares of Company Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Unless otherwise provided for in this Agreement, the Purchaser shall pay all charges and expenses in connection with the exchange of public shares of Purchaser for shares of Company Stock.

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                                   ARTICLE 4
                               REPRESENTATION AND
                            WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser that, as of the date of this Agreement and as of the date of Closing:

     4.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as is now being conducted, and is duly qualified to do business and is in good standing in the State of California. SCHEDULE 4.1 lists (a) all Subsidiaries and correctly sets forth the capitalization of each Subsidiary and ownership interest of the Company or any other Person therein, and (b) the jurisdiction in which each Subsidiary is organized. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except where the lack thereof would not have a Material Adverse Effect. The Company and each of its Subsidiaries has the necessary power to own its properties and assets and to carry on its business as now conducted and is duly qualified or licensed to do business in each foreign jurisdiction where it conducts business or has assets, except where failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect. The Company has delivered to the Purchaser correct and complete copies of the charter and bylaws of each of its Subsidiaries and the names of the directors and officers of each of the Company and its Subsidiaries.

     4.2 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by each of the Company and constitutes valid and binding obligations of the Company, enforceable against in accordance with its terms.

     4.3 NO CONSENTS. No consents, approvals, orders, waivers or authorizations of, or registration, declaration or filing with, any third party or Governmental Body is required by or with respect to the Company or the Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws or the securities laws of the United States or of any foreign country; (b) those consents expressly listed in SCHEDULE 4.3; (c) such filings, if any, required with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") pursuant to the HSR Act; and (d) those consents, approvals, orders, waivers, authorizations, registrations, declarations or filings which, if not obtained or made, would not have a Material Adverse Effect.

     4.4 NO CONFLICTS. Except as set forth in SCHEDULE 4.4, the execution and delivery of this Agreement and the performance of its obligations hereunder (a) shall not be in violation or breach of, and shall not conflict with or constitute a default under, any of the terms of the Company's Certificate of Incorporation or Bylaws, of any contract, agreement or commitment binding upon

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the Company or its Subsidiaries or any of their respective assets or properties, except in each case as would not have a Material Adverse Effect, nor enable any third party to terminate any Company Material Agreement; and (b) shall not conflict with or violate, in any material respect, any applicable law, rule, regulation, judgment, order or decree of any Governmental Body having jurisdiction over the Subsidiaries or any of their assets or properties.

     4.5 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 15,000,000 shares of capital stock, of which 10,000,000 shares are Common Stock, $0.001 par value (the "COMPANY COMMON STOCK"), and 5,000,000 shares are Preferred Stock, $0.001 par value (the "COMPANY PREFERRED STOCK"), of which 352,160 shares are designated Series A Preferred Stock. As of July 9, 2004 there were 7,226,589 shares issued and outstanding, of which 6,874,429 shares were Company Common Stock, and 352,160 shares were Company Preferred Stock. All shares of Company Stock are or will be at Closing, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's charter documents or any agreement to which the Company is a party or by which it is bound.

     4.6 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. SCHEDULE 4.6 sets forth a true and complete list as of the date hereof of all holders of outstanding Convertible Securities of the Company, the exercise price per share, the term of each such Convertible Security, whether such Convertible Security is a nonqualified stock option or incentive stock option and any restrictions on exercise or sale of such Convertible Securities or underlying shares. On the Closing Date, the Company shall deliver to Purchaser a complete and correct updated SCHEDULE 4.6 giving effect to any exercise of Convertible Securities on or prior to Closing. Except as set forth in SCHEDULE 4.6 there will be no outstanding: (a) securities convertible into or exchangeable for the capital stock of any class of the Company or its Subsidiaries; (b) options, warrants or other rights to subscribe for or purchase shares of Equity Securities of any class of the Company or its Subsidiaries; or (c) agreements of any kind relating to the issuance of any Equity Securities of any class of the Company or its Subsidiaries, or any such convertible or exchangeable securities or any such options, warrants or rights to subscribe for or purchase shares of Equity Securities of the Company or its Subsidiaries. Except as set forth in SCHEDULE 4.6, and as contemplated by this Agreement, to the Knowledge of the Company there are no voting trusts or other agreements or understandings with respect to the Company Stock or any stock of its Subsidiaries.

     4.7 SUBSIDIARIES. Except as described in SCHEDULE 4.7 the Company owns all of the Equity Securities of each of the Subsidiaries, beneficially and of record. SCHEDULE 4.7 lists all Equity Securities of Persons other than the Subsidiaries owned beneficially and of record by the Company. All such Equity Securities of the Subsidiaries and those listed on SCHEDULE 4.7 are owned free and clear of any Encumbrance and are fully paid, validly issued and nonassessable.

     4.8 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser true and complete copies of the Company Financial Statements. The audited portion of Company Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial position, assets and liabilities of the Company and its Subsidiaries at the dates indicated and the results of its operations and changes in financial position for the periods indicated. The unaudited portion of Company Financial Statements present fairly in all material

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respects the results of operations of the Company and its Subsidiaries in accordance with GAAP, except as otherwise stated therein (or in any related notes) and except for the lack of footnotes and subject to normal audit adjustment.

     4.9 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 4.9, to the Company's Knowledge, the Company has no undisclosed liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including liabilities for taxes and interest and penalties thereon) of a material nature required by GAAP to be reflected on a consolidated balance sheet of the Company or described in the notes thereto that are not reflected in the Company Financial Statements, except for liabilities and obligations (a) incurred since December 31, 2003 in the Ordinary Course of Business; or (b) specifically disclosed in any Schedule to this Agreement.

     4.10 BUSINESS CHANGES. Since December 31, 2003, except with respect to inter-company transactions or as otherwise contemplated by this Agreement or as set forth in SCHEDULE 4.10, (a) each of the Company and its Subsidiaries has conducted its business in the Ordinary Course of Business; none of the Company and its Subsidiaries has issued, declared, set aside or paid any dividend or other distribution of cash or property on any of its respective Equity Securities nor has it, directly or indirectly, purchased, redeemed or otherwise acquired any shares of its respective Equity Securities or entered into any agreement or commitment to do any of the foregoing; (b) for each of the Company and its Subsidiaries there has not been any (i) general uniform increase in the compensation of the employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation or other plan or commitment), other than increases in the Ordinary Course of Business,
(ii) increase in any such compensation payable to any individual officer, director, consultant or agent, other than increases in the Ordinary Course of Business, (iii) loans made to any officers, directors, shareholders, employees, consultants or agents; and (c) none of the Company and its Subsidiaries has incurred additional debt for borrowed money, nor has it incurred any obligation or liability (fixed, contingent or otherwise), nor made any acquisition of or contract for acquisition of any assets, nor paid any obligation or liability (except for current obligations or liabilities), in each case in excess of $4,000,000 or $7,000,000 in the aggregate, except in the Ordinary Course of Business;

     4.11 PROPERTIES. SCHEDULE 4.11 lists all real property leased by the Company and its Subsidiaries. The Company and its Subsidiaries own no real property. Except as provided on SCHEDULE 4.11 hereto (i) the Company and its Subsidiaries have good and marketable title to all assets and properties listed on the Company Financial Statements or thereafter acquired, free and clear of any Encumbrances other than Permitted Liens, except where the lack of such good and marketable title would not have a Material Adverse Effect; and (ii) all of the material fixed assets and material properties listed in the Company Financial Statements or thereafter acquired are in satisfactory condition and repair in all material respects for the requirements of the business as presently conducted. All material agreements pursuant to which the Company and its Subsidiaries lease real or personal property are listed in SCHEDULE 4.11 hereto, are valid, effective and enforceable in accordance with their respective terms and there is not under any such leases any existing default or any event which, with notice or lapse of time or both, would have a Material Adverse Effect.

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     4.12 TAXES. Each of the Company and its Subsidiaries has duly filed with the appropriate Governmental Body all tax returns and reports required to be filed, and has paid or accrued in full all Taxes due to, or claimed to be due by, any taxing authority. To the Knowledge of the Company, such tax filings where correct and complete when filed.

     4.13 COMPLIANCE WITH LAWS. To the Company's Knowledge, the business of each of the Company and its Subsidiaries has been conducted in compliance with all applicable laws, regulations, orders and other requirements of any Governmental Body, except where failure to comply will not have a Material Adverse Effect.

     4.14 LITIGATION. Except as set forth in SCHEDULE 4.14, and except for claims, disputes, actions, proceedings, suits or appeals that would not have a Material Adverse Effect, there is no claim, dispute, action, proceeding, suit or appeal, at law or in equity, pending against any of the Company and its Subsidiaries, or involving any of the Company and its Subsidiaries assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the Company's Knowledge, none have been threatened.

     4.15 CONTRACTS. SCHEDULE 4.15 lists each contract or agreement to which the Company is a party (and the Company has provided the Purchaser with a copy of each such written contract or agreement or a written description of each such verbal contract or agreement) that: (i) is a power of attorney or similar authorization granted by the Company and its Subsidiaries to third parties, or
(ii) currently involves payments or receipts of more than $500,000 to vendors and $200,000 to customers on an annual basis that cannot be terminated by the Company without penalty on less than 61 days notice (collectively, the "COMPANY MATERIAL AGREEMENTS"). The Company and its Subsidiaries are not in material default individually or in the aggregate (or would not by the lapse of time and/or the giving of notice be in material default) in respect of any Company Material Agreement to which they are parties. To the Company's Knowledge, no party to any Company Material Agreement is in material default thereunder or has materially breached any terms or provisions thereof which are material to the conduct of any of the respective business. To the Company's Knowledge, none of the Material Agreements will be terminated as a result of the transaction contemplated hereby.

     4.16 INTELLECTUAL PROPRIETARY RIGHTS. The Company and its Subsidiaries own or have the right to use all Intellectual Property necessary for the operation of their businesses as presently conducted. SCHEDULE 4.16 constitutes a full and complete list of all material Intellectual Property that the Company and its Subsidiaries own or license (to or from a third party) in connection with their operations (the "COMPANY INTELLECTUAL PROPERTY ASSETS"), and specifies whether such Intellectual Property is owned or used under license and whether the Company and its Subsidiaries act as licensor or licensee. The Company and its Subsidiaries hold all right, title and interest in and to those Company Intellectual Property Assets which are specified as owned by them, except where the failure to hold all such right, title and interest would not have a Material Adverse Effect. All material license agreements and all other instruments relating to material licenses are in full force and effect and true and complete copies thereof have been provided to the Purchaser. None of the Company Intellectual Property Assets have been held or stipulated to be invalid in any litigation which has been concluded and the validity of the Company Intellectual Property Assets has not been questioned in any litigation that is currently pending or, to the Company's Knowledge, threatened, except where any such

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pending or threatened litigation would not have a Material Adverse Effect. To the Company's Knowledge, none of the Company and its Subsidiaries infringes on the Intellectual Property of any third party through its actions in the conduct of its business in any material respect.

     4.17 INSURANCE. SCHEDULE 4.17 constitutes a full and complete list of all policies of insurance to which any of the Company and its Subsidiaries is a party or is a beneficiary or named insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, except where the failure of such policies or bonds to be in full force and effect would not have a Material Adverse Effect. None of the Company and its Subsidiaries has received any notice or other indication from any insurer or agent of any intent to cancel or not to renew any of such insurance policies, except where any such cancellation or failure to renew would not have a Material Adverse Effect.

     4.18 ENVIRONMENTAL COMPLIANCE. To the Company's Knowledge, each of the Company and its Subsidiaries has all permits, licenses and other authorizations, which are required under existing Environmental Laws and the failure of which would have a Material Adverse Effect. To the Company's Knowledge, each of the Company and its Subsidiaries is presently in compliance in all material respects with all Environmental Laws, and none has generated, manufactured, refined, transported, transferred, produced or processed any hazardous material or solid waste, except in compliance with all applicable Environmental Laws. There are no existing environmental conditions or circumstances with respect to any real property owned or leased by the Company and its Subsidiaries, whether or not discovered, which would be probable to result in a liability which would have a Material Adverse Effect, should any such conditions or circumstances become the basis for any claim which is asserted in the future by any aggrieved party (including, without limitation, any Governmental Body). There is no pending or, to the Company's Knowledge, threatened civil or criminal litigation, notice of violation or administrative proceeding to which any of the Company and its Subsidiaries is a party relating to Environmental Laws, except where any such litigation, violation or proceeding would not have a Material Adverse Effect.

     4.19 EMPLOYMENT MATTERS. For any worldwide employee whose annual compensation exceeds $100,000 or foreign equivalent thereof, SCHEDULE 4.19 comprises a list of: (i) all employment contracts or agreements to which each of the Company and its Subsidiaries is a party or is subject as of the date of this Agreement, and (ii) the names, current salary rates, and accrued vacation and sick leave for all the employees of the Company and its Subsidiaries. None of the Company and its Subsidiaries has any shop union contracts or enterprise collective bargaining agreements; (i) none of the Company and its Subsidiaries is currently engaged in any labor negotiations or employment dispute or grievance except for minor grievances with individual employees and not with any employee organization or group; and (ii) to the Company's knowledge, none of the Company and its Subsidiaries is the subject of any union organizing. Except as set forth in SCHEDULE 4.19, none of the Company and its Subsidiaries has sponsored, maintained or participated in, nor does it currently sponsor, maintain or participate in, any oral or written employee benefit plan (as such term is defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any trust related to any such plan.

     4.20 BROKERS OR FINDERS. Except as set forth in SCHEDULE 4.20, the Company has not incurred nor will incur, directly or indirectly, any liability for any brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.21 BOOKS AND RECORDS. The minute books, stock record books and other records of the Company and its Subsidiaries, all of which have been made available to the Purchaser, are correct in all material respects. The minute books of the Company and its Subsidiaries are accurate in material respects records of all meetings and other corporate actions of their respective shareholders and board of directors and committees thereof.

     4.22 REGULATORY COMPLIANCE. (i) (A) With respect to each of the Company's products and, to the extent applicable, products under development (collectively, "COMPANY PRODUCTS"), (1) SCHEDULE 4.22 sets forth a list of all approvals, clearances, authorizations, licenses and registrations required by United States or foreign governments or government agencies obtained by the Company and its Subsidiaries to permit the manufacturing, distribution, sales, marketing or human research activities of the Company (the "COMPANY ACTIVITIES TO DATE") with respect to each Product (collectively, "COMPANY LICENSES"); and
(2) the Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of each Company License and with all requirements pertaining to the Activities to Date with respect to each Product which is not required to be the subject of a Company License; (B) all manufacturing operations performed by or on behalf of the Company have been and are being conducted in all material respects in compliance with current good manufacturing practices, and quality system regulations issued by the United States Food and Drug Administration ("FDA") and, to the extent applicable, counterpart regulations in the European Union; (C) the Company and its Subsidiaries are in compliance in all material respects with all applicable reporting requirements for all licenses or plant registrations described in clause (A) above; except, in the case of the preceding clauses (A) through (C), for any such failures to obtain or noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect. (ii) To the Company's Knowledge, no filing or submission to the FDA or any other Governmental Body with regard to the Products that is the basis for any approval or clearance contains any material omission or material false information.

                                   ARTICLE 5
                               REPRESENTATION AND
                           WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company that, as of the date of this Agreement and as of the date of Closing:

     5.1 ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as is now being conducted, and is duly qualified to do business and is in good standing in the State of Nevada. SCHEDULE 5.1 lists (a) all Subsidiaries and correctly sets forth the capitalization of each Subsidiary and ownership interest of the Purchaser or any other Person therein, and (b) the jurisdiction in which each Subsidiary is organized. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except where the lack thereof would not have a Material Adverse Effect. The Purchaser and each of its Subsidiaries has the necessary power to own its properties and assets and to carry on its business as now conducted and is duly qualified or licensed to do business in each foreign jurisdiction where it conducts business or has assets, except where failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect. The Purchaser has delivered to the Company correct and complete copies of the charter and bylaws of each of its Subsidiaries and the names of the directors and officers of each of the Purchaser and its Subsidiaries.

     5.2 AUTHORITY. The Purchaser has all requisite corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     5.3 NO CONSENTS. No consents, approvals, orders, waivers or authorizations of, or registration, declaration or filing with, any third party or Governmental Body is required by or with respect to the Purchaser or the Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws or the securities laws of the United States or of any foreign country; (b) those consents expressly listed in SCHEDULE 5.3; (c) such filings, if any, required with the FTC and DOJ pursuant to the HSR Act; and (d) those consents, approvals, orders, waivers, authorizations, registrations, declarations or filings which, if not obtained or made, would not have a Material Adverse Effect.

     5.4 NO CONFLICTS. Except as set forth in SCHEDULE 5.4 the execution and delivery of this Agreement and the performance of its obligations hereunder (a) shall not be in violation or breach of, and shall not conflict with or constitute a default under, any of the terms of the Purchaser's Certificate of Incorporation or Bylaws, of any contract, agreement or commitment binding upon the Purchaser or its Subsidiaries or any of their respective assets or properties, except in each case as would not have a Material Adverse Effect, nor enable any third party to terminate any Material Agreement; and (b) shall not conflict with or violate, in any material respect, any applicable law, rule, regulation, judgment, order or decree of any Governmental Body having jurisdiction over the Purchaser or its Subsidiaries or any of their assets or properties.

     5.5 CAPITAL STRUCTURE. The authorized capital stock of the Purchaser consists of 53,000,000 shares of capital stock, of which 50,000,000 shares are Common Stock, $0.05 par value (the "PURCHASER COMMON STOCK"), and 3,000,000 shares are Preferred Stock, $0.001 par value (the "PURCHASER PREFERRED STOCK"), of which as of July 9, 2004 there were 16,655,370 shares of Purchaser Common Stock issued and outstanding, and there were no shares of Purchaser Preferred Stock issued and outstanding. All of the shares of Purchaser Common Stock are or will be at Closing, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Purchase's charter documents or any agreement to which the Purchaser is a party or by which it is bound.

     5.6 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. SCHEDULE 5.6 sets forth a true and complete list as of the date hereof of all holders of outstanding Convertible Securities of the Purchaser, the exercise price per share, the term of each such Convertible Security, whether such Convertible Security is a nonqualified stock option or incentive stock option and any restrictions on exercise or sale of such Convertible Securities or underlying shares. On the Closing Date, the Purchaser shall deliver to Company a complete and correct updated SCHEDULE 5.6 giving effect to any exercise of Convertible Securities on or prior to Closing. Except as set forth in SCHEDULE 5.6, there are no outstanding: (a) securities convertible into or exchangeable for the capital stock of any class of the Purchaser or its Subsidiaries; (b) options, warrants or other rights to subscribe for or purchase shares of capital stock of any class of the Purchaser or its Subsidiaries; or (c) agreements of any kind relating to the issuance of any Equity Securities of any class of the Purchaser or its Subsidiaries, or any such convertible or exchangeable securities or any such options, warrants or rights to subscribe for or purchase shares of Equity Securities of the Purchaser or its Subsidiaries. Except as set forth in SCHEDULE 5.6, and as contemplated by this Agreement, to the Knowledge of the Purchaser there are no voting trusts or other agreements or understandings with respect to the Purchaser Common Stock or any stock of its Subsidiaries.

     5.7 SUBSIDIARIES. Except as described in SCHEDULE 5.7, the Purchaser owns all of the Equity Securities of each of the Subsidiaries, beneficially and of record. SCHEDULE 5.7 lists all Equity Securities of Persons other than the Subsidiaries owned beneficially and of record by the Purchaser. All such Equity Securities of the Subsidiaries and those listed on SCHEDULE 5.7 are owned free and clear of any encumbrance and are fully paid, validly issued and non-assessable.

     5.8 FINANCIAL STATEMENTS. The audited financial statements of Purchaser as filed pursuant to the Exchange Act have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial position, assets and liabilities of the Purchaser at the dates indicated and the results of its operations and changes in financial position for the periods indicated. The unaudited quarterly financial statements of Purchaser as filed pursuant to the Exchange Act present fairly in all material respects the results of operations of the Purchaser except as otherwise stated therein (or in any related notes) and except for the lack of footnotes and subject to normal audit adjustment.

     5.9 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 5.9, to the Purchaser's Knowledge, Purchaser has no undisclosed liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including liabilities for taxes and interest and penalties thereon) of a material nature required by GAAP to be reflected on a consolidated balance sheet of the Purchaser or described in the notes thereto that are not reflected in the Financial Statements, except for liabilities and obligations (a) incurred since December 31, 2003 in the Ordinary Course of Business; or (b) specifically disclosed in any Schedule to this Agreement.

     5.10 BUSINESS CHANGES. Since December 31, 2003, except with respect to inter-Purchaser transactions or as otherwise contemplated by this Agreement or as set forth in SCHEDULE 5.10, (a) the Purchaser and its Subsidiaries has conducted its business in the Ordinary Course of Business; the Purchaser and its Subsidiaries have not issued, declared, set aside or paid any dividend or other distribution of cash or property on any of its respective Equity Securities nor has it, directly or indirectly, purchased, redeemed or otherwise acquired any shares of its respective, Equity Securities or entered into any agreement or commitment to do any of the foregoing (b) for the Purchaser and its Subsidiaries there has not been any (i) general uniform increase in the compensation of the employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation or other plan or commitment), other than increases in the Ordinary Course of Business, (ii) increase in any such compensation payable to any individual officer, director, consultant or agent, other than increases in the Ordinary Course of Business, (iii) loans made to any officers, directors, shareholders, employees, consultants or agents, and
(c) the Purchaser and its Subsidiaries have not incurred additional debt for borrowed money, nor has it incurred any obligation or liability (fixed, contingent or otherwise), nor made any acquisition of or contract for acquisition of any assets, nor paid any obligation or liability (except for current obligations or liabilities), in each case in excess of $4,000,000 or $7,000,000 in the aggregate, except in the Ordinary Course of Business;

     5.11 PROPERTIES. SCHEDULE 5.11 lists all real property leased by the Purchaser and its Subsidiaries, which is true in all material respects as of the date hereof. The Purchaser and its Subsidiaries own no real property except as provided on SCHEDULE 5.11 hereto: (i) the Purchaser and its Subsidiaries have good and marketable title to all assets and properties listed on the Financial Statements or thereafter acquired, free and clear of any Encumbrances other than Permitted Liens, except where the lack of such good and marketable title would not have a Material Adverse Effect; and (ii) all of the material fixed assets and material properties listed in the Financial Statements or thereafter acquired are in satisfactory condition and repair in all material respects for the requirements of the business as presently conducted. All material agreements pursuant to which the Purchaser and its Subsidiaries lease real or personal property are listed in SCHEDULE 5.11 hereto, are valid, effective and enforceable in accordance with their respective terms and there is not under any such leases any existing material default or any event which, with notice or lapse of time or both, would have a Material Adverse Effect.

     5.12 TAXES. Except as set forth in SCHEDULE 5.12, the Purchaser and each of its Subsidiaries has duly filed with the appropriate Governmental Body all tax returns and reports required to be filed, and has paid or accrued in full all Taxes due to, or claimed to be due by, any taxing authority. To the Knowledge of the Purchaser, such tax filings were correct and complete when filed.

     5.13 COMPLIANCE WITH LAWS. To the Purchaser's Knowledge, the business of the Purchaser and its Subsidiaries has been conducted in compliance with all applicable laws, regulations, orders and other requirements of any Governmental Body, except where failure to comply will not have a Material Adverse Effect.

     5.14 LITIGATION. Except as set forth in SCHEDULE 5.14 and, except for claims, disputes, actions, proceedings, suits or appeals that would not have a Material Adverse Effect, there is no claim, dispute, action, proceeding, suit or appeal, at law or in equity, pending against the Purchaser and its Subsidiaries, or involving the Purchaser and its Subsidiaries assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the Purchaser's Knowledge, none have been threatened.

     5.15 CONTRACTS. SCHEDULE 5.15 lists each contract or agreement to which the Purchaser is a party (and the Purchaser has provided the Company with a copy of each such written contract or agreement or a written description of each such verbal contract or agreement), (i) is a power of attorney or similar authorization granted by the Purchaser and its Subsidiaries to third parties, or
(ii) currently involves payments or receipts of more than $500,000 to vendors and $200,000 to customers on an annual basis that cannot be terminated by the Purchaser without penalty on less than 61 days notice (collectively, the "PURCHASER MATERIAL AGREEMENTS"). The Purchaser and its Subsidiaries are not in material default individually or in the aggregate (or would not by the lapse of time and/or the giving of notice be in material default) in respect of any Purchaser Material Agreement to which they are parties. To the Purchaser's Knowledge, no party to any Purchaser Material Agreement is in material default thereunder or has materially breached any terms or provisions thereof which are material to the conduct of any of the respective business. To the Purchaser's Knowledge, none of the Purchaser Material Agreements will be terminated as a result of the transaction contemplated hereby.

     5.16 INTELLECTUAL PROPRIETARY RIGHTS. The Purchaser and its Subsidiaries own or have the right to use all Intellectual Property necessary for the operation of their businesses as presently conducted. SCHEDULE 5.16 constitutes a full and complete list of all material Intellectual Property that the Purchaser and its Subsidiaries own or license (to or from a third party) in connection with their operations (the "PURCHASER INTELLECTUAL PROPERTY ASSETS"), and specifies whether such Intellectual Property is owned or used under license and whether the Purchaser and its Subsidiaries act as licensor or licensee. The Purchaser and its Subsidiaries hold all right, title and interest in and to those Purchaser Intellectual Property Assets which are specified as owned by them, except where the failure to hold all such right, title and interest would not have a Material Adverse Effect. All material license agreements and all other instruments relating to material licenses are in full force and effect and true and complete copies thereof have been provided to the Company. None of the Purchaser Intellectual Property Assets have been held or stipulated to be invalid in any litigation which has been concluded and the validity of the Purchaser Intellectual Property Assets has not been questioned in any litigation that is currently pending or, to the Purchaser's Knowledge, threatened, except where any such pending or threatened litigation would not have a Material Adverse Effect. To the Purchaser's Knowledge, the Purchaser and its Subsidiaries do not infringe on the Intellectual Property of any third party through its actions in the conduct of its business in any material respect.

     5.17 INSURANCE. SCHEDULE 5.17 constitutes a full and complete list of all policies of insurance to which the Purchaser and its Subsidiaries is a party or is a beneficiary or named insured. All of the insurance policies and bonds maintained by the Purchaser and its Subsidiaries are in full force and effect, except where the failure of such policies or bonds to be in full force and effect would not have a Material Adverse Effect. None of the Purchaser and its Subsidiaries has received any notice or other indication from any insurer or agent of any intent to cancel or not to renew any of such insurance policies, except where any such cancellation or failure to renew would not have a Material Adverse Effect.

     5.18 ENVIRONMENTAL COMPLIANCE. To the Purchaser's Knowledge, the Purchaser and its Subsidiaries have all permits, licenses and other authorizations, which are required under existing Environmental Laws and the failure of which would have a Material Adverse Effect. To the Purchaser's Knowledge, the Purchaser and its Subsidiaries is presently in compliance in all material respects with all Environmental Laws, and has not generated, manufactured, refined, transported, transferred, produced or processed any hazardous material or solid waste, except in compliance with all applicable Environmental Laws. There are no existing environmental conditions or circumstances with respect to any real property owned or leased by the Purchaser and its Subsidiaries, whether or not discovered, which would be probable to result in a liability which would have a Material Adverse Effect, should any such conditions or circumstances become the basis for any claim which is asserted in the future by any aggrieved party (including, without limitation, any Governmental Body). There is no pending or, to the Purchaser's Knowledge, threatened civil or criminal litigation, notice of violation or administrative proceeding to which the Purchaser and its Subsidiaries is a party relating to Environmental Laws, except where any such litigation, violation or proceeding would not have a Material Adverse Effect.

     5.19 EMPLOYMENT MATTERS. For any worldwide employee whose annual compensation exceeds $100,000 or foreign equivalent thereof, SCHEDULE 5.19 comprises a list of: (i) all employment contracts or agreements to which each of the Purchaser and its Subsidiaries is a party or is subject as of the date of this Agreement, and (ii) the names, current salary rates, and accrued vacation and sick leave for all the employees of the Purchaser and its Subsidiaries. (i) the Purchaser and its Subsidiaries does not have any shop union contracts or enterprise collective bargaining agreements; (ii) the Purchaser and its Subsidiaries are not currently engaged in any labor negotiations or employment dispute or grievance except for minor grievances with individual employees and not with any employee organization or group; and (iii) to the Purchaser's Knowledge, the Purchaser and its Subsidiaries is the subject of any union organizing. Except as set forth in SCHEDULE 5.19, the Purchaser and its Subsidiaries has not sponsored, maintained or participated in, nor does it currently sponsor, maintain or participate in, any oral or written employee benefit plan (as such term is defined in Section 3(3) of ERISA), or any trust related to any such plan.

     5.20 BROKERS OR FINDERS. Except as set forth in SCHEDULE 5.20, the Purchaser has not incurred nor will incur, directly or indirectly, any liability for any brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     5.21 BOOKS AND RECORDS. The minute books, stock record books and other records of the Purchaser and its Subsidiaries, all of which have been made available to the Company, are correct in all material respects. The minute books of the Purchaser and its Subsidiaries are accurate in material respects records of all meetings and other corporate actions of their respective shareholders and board of directors and committees thereof.

     5.22 FINANCIAL REPORTS AND REGULATORY DOCUMENTS. Except as set forth on
SCHEDULE 5.22, Purchaser has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2000, with the SEC, and all other material reports and statement required to be filed by it with any

Governmental Body since January 1, 2000, including, without limitation, any report or statement required to be filed pursuant to the laws of the United States or the State of Nevada, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, rules and regulations of the applicable Governmental Body with which they are filed. The Purchaser SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and Exchange Act, as the case may be, (ii) did not at the time they were filed (or if amended or superseded b a filing prior to the date of this Agreement, then on the date of such filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Purchaser SEC Reports or necessary in order to make the statements in such Purchaser SEC reports, in light of the circumstances under which they were made, not misleading. None of Purchaser's Subsidiaries is required to file any forms, reports or other documents with the SEC. Except as set forth in this Agreement or the Schedules or Exhibits attached hereto, or as disclosed in the Purchaser SEC Reports, there is no fact that the Purchaser has not disclosed to the Company in writing and of which any of its officers, directors or executive employees is aware and that has had or would reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 6
                           CONDUCT PENDING THE CLOSING

     During the period from the date of this Agreement and continuing until the Closing Date or the termination of this Agreement, the Parties hereto agree as follows:

     (a) ACCESS TO INFORMATION. The Parties shall afford to the each other and to each others attorneys, accountants, and other authorized representatives, access to, and upon request, copies of, all information available to the parties and their respective Subsidiaries with respect to the operations of the parties and their respective Subsidiaries including, all of the respective properties, books, contracts, commitments, records and personnel. Such investigation shall be conducted in such a manner so as not to interfere unreasonably with the operations of the Company and its Subsidiaries. Further, each party agrees that it will not, and will cause its representative not to, use any Confidential Information obtained pursuant to this SECTION 6.1(A) (as well as any other Confidential Information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the Requirements of Law, each party will keep confidential, and will cause its representative to keep confidential, all Confidential Information and documents obtained pursuant to this SECTION 6.1(A) (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement). In the event that this Agreement is terminated or the transaction contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing Confidential Information and data as to the other party to be returned to the other party. No investigation by either party of the business and affairs of the other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     (b) DIRECTOR AND STOCKHOLDER APPROVAL. Each of the Parties shall take all action necessary (i) to obtain the written consent of its directors or to convene a meeting of its directors to approve the Merger, this Agreement and the transactions contemplated hereby and thereby, (ii) to obtain the written consent of the holders of the Company Stock or Purchaser Common Stock (as applicable) or to convene a meeting of their respective stockholders as soon as reasonably practicable and (iii) to solicit the approval of their respective stockholders of the Merger, this Agreement and the transactions contemplated hereby and thereby. Each of the Parties shall ensure that its director and stockholder approval is solicited in compliance with the procedural requirements of Delaware Law or Nevada Law, the Certificate of Incorporation and the Bylaws of the Company or the Purchaser (as applicable), provided, however, that no director or officer shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

     (c) UPDATE TO DISCLOSURE SCHEDULES. Without limiting any party's right to rely on the respective representations or warranties of the other parties contained in ARTICLES IV OR V of this Agreement, each party shall provide the other parties with updates to their respective Disclosure Schedules provided or made available pursuant hereto as to material facts which arise or are first discovered between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement, would have been required to be disclosed in order to make such party's respective representations and warranties true and correct in all material respects as of the date of this Agreement. Each party shall take all reasonable action within their respective capability necessary to render accurate as of the Closing Date its respective representations and warranties contained in this Agreement and shall refrain from taking any action which would render inaccurate as of the Closing Date any such representations or warranties. Each party shall notify the other of any material adverse development causing a breach of any of its own representations and warranties. Each party shall notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

     (d) COMMUNICATIONS. Neither of the Parties shall furnish any communication to the public if the subject matter thereof relates to the other parties or to the transactions contemplated by this Agreement without the prior approval of the other party as to the content thereof, which approval shall not be unreasonably withheld. Nothing contained herein shall prevent any party at any time from furnishing any information to any Governmental Body or from issuing any release where it reasonably believes it is legally required to do so.

     (e) ORDINARY COURSE OF BUSINESS. Each of the Parties shall use, and cause each of its Subsidiaries to use, best efforts to: (i) preserve the services of its present officers and employees, its net asset value and its business, including its relationship with its customers and suppliers; (ii) operate and carry on its business operations only in the Ordinary Course of Business and substantially as presently operated; (iii) not sell, dispose of or encumber or enter into any agreement for the sale of any of its material assets other than in the Ordinary Course of Business; (iv) not change the method by which bonuses or other payments are made to its officers, directors and employees and (v) not enter into any material contract, arrangement or agreement.

     (f) DIVIDENDS; CHANGES IN STOCK. Except in completing the transactions contemplated by this Agreement, none of the Purchaser and/or its Subsidiaries shall or shall propose to: (i) declare or pay any dividends on or make any other distributions in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase or otherwise acquire any shares of its capital stock.

     (g) LEGAL CONDITIONS. Each party shall take all reasonable actions necessary to comply promptly with any legal requirements which may be imposed on the consummation of the transaction contemplated herein and shall promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection herewith. Each party shall take all reasonable actions to obtain (and to cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Body, or other third party, required to be obtained or made by such party (or by the other party) in connection with the taking of any action contemplated thereby or by this Agreement. Each of the parties shall file any Notification and Report Forms and related materials that it may be required to file with the FTC and the DOJ under the HSR Act and shall use its reasonable best efforts to obtain an early termination of the applicable waiting period and make any further filings pursuant thereto that may be necessary, proper or advisable.

     (h) ISSUANCE OF SECURITIES. Neither the Company nor the Purchaser shall issue, deliver or sell, or authorize or propose or enter into any agreement for the issuance, delivery or sale of, or purchase or propose the purchase of, any Convertible Securities or Equity Securities, except (i) pursuant to the provision of Convertible Securities issued and outstanding as of the date hereof or (ii) pursuant to the agreements contemplated by SECTIONS 7.3(E),(G) AND (I).

     (i) GOVERNING DOCUMENTS. None of the Purchaser and/or its Subsidiaries shall amend its charter documents.

     (j) SALARIES, BENEFIT PLANS, ETC. None of the Purchaser and/or its Subsidiaries shall incur any salaries or other compensation payable to officers, directors, employees or consultants, and shall not hire any employees or consultants, nor adopt or amend in any material respect any collective bargaining agreement or benefit plan or any other agreement with employees.

     (k) NOTICE OF CERTAIN DEFAULTS OR CLAIMS. The Purchaser shall give prompt notice to the Company of (i) any notice of default received by it under any material instrument or material agreement to which any of the Purchaser and/or its Subsidiaries is a party or by which it is bound; (ii) any transaction that is reasonably likely to have a Material Adverse Effect.

                                   ARTICLE 7
                              CONDITIONS TO CLOSING

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of each party to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived (to the extent such conditions can be waived) by all such parties affected thereby, as applicable:

     (a) GOVERNMENT CONSENTS; AUTHORIZATIONS. All material consents, authorizations, orders or approvals of, and filings or registrations with or imposed by, any Governmental Body which are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been obtained or made, including, without limitation, expiration or early termination of the waiting period under the HSR Act.

     (b) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated herein shall have been issued by any Government Body of competent jurisdiction and remain in effect. Each party agrees to use its reasonable best efforts to have any such injunction or order lifted.

     (c) LEGISLATION. No Requirement of Law shall have been enacted and remain in effect which prohibits or makes illegal the consummation of this Agreement or any of the conditions to the consummation of this Agreement.

     7.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to perform this Agreement at the Closing are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Purchaser:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Purchaser shall have received a certificate signed by an officer of the Company to such effect.

     (b) DIRECTOR AND STOCKHOLDER APPROVAL. The Company shall have obtained all requisite approval of its directors and stockholders for this Agreement, the Merger and the transactions contemplated hereby.

     (c) PERFORMANCE OF OBLIGATIONS BY THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or before the Closing Date, and the Purchaser shall have received a certificate signed by an officer of the Company to such effect.

     7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to perform this Agreement at the Closing are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Company:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser and contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed by an officer of the Purchaser to such effect.

     (b) DIRECTOR AND STOCKHOLDER APPROVAL. The Purchaser shall have obtained all requisite approval of its directors and shareholders for this Agreement, the Merger and the transactions contemplated hereby.

     (c) PERFORMANCE OF OBLIGATIONS OF THE PURCHASER. The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement on or before the Closing Date, and the Company shall have received a certificate signed by an officer of the Purchaser to such effect.

     (d) GOVERNMENTAL FILINGS; NO VIOLATIONS. Purchaser shall have made all filings required of it pursuant to the Exchange Act, including the filing of a Form 8-K upon execution of this Agreement describing the transaction, subject to the Company's prior review and reasonable approval.

     (e) RESTRUCTURE OF CONVERTIBLE NOTES. Those certain Convertible Notes issued by the Company to Al Novak and Bruce Burrows shall be restructured in a manner satisfactory to the Company. Such restructure will include the right of the Surviving Corporation to pay all principal and accrued but unpaid interest due under each such Convertible Note without the holder converting such Convertible Note into the right to receive any Merger Consideration or Purchaser Stock or Company Stock.

     (f) SIGNED RELEASES OF PRINCIPALS. The execution of Mutual Release, Hold Harmless and Indemnification Agreements as of the day of the Closing and in form satisfactory to the Company by Al Novak, Bruce Burrows, Anthony Nobles, Egbert Ratering, Oasis and Go Industries releasing the Company and its officers, directors, agents, employees and attorneys from any and all claims.

     (g) CONVERSION OF PREFERRED. The conversion of the Company's preferred stock held by Groot Kasteel to common stock of the Company as a one-for-one basis..

     (h) LIMIT ON DISSENTERS. Not more than five percent (5%) of the outstanding shares of either Purchaser Stock or Company Stock shall have exercised dissenter rights in connection with the proposed Merger.

     (i) FINANCING TRANSACTION. Purchaser shall have entered into definitive agreements contemplating the purchase and sale of at least $15.0 million of securities of the Purchaser, in form and substance satisfactory to the Company in its sole and absolute discretion.

     (j) LIMITATION ON OUTSTANDING OBLIGATIONS. Except for trade payables incurred in the Ordinary Course of Business and not past due, the Purchaser shall have no more than $185,000 of outstanding debt or liabilities (including, without limitation, any and all outstanding amounts owed or payable to employees or independent contractors of Purchaser and amounts owed to Egbert Ratering and to Sutura, Inc. pursuant to Promissory Notes).

     (k) TERMINATION OF EMPLOYMENT AGREEMENTS. The employment agreements with each of Richard Ham and Carla Aufdenkamp shall be mutually terminated by the Company and each such employee without any further liability or obligation of the Surviving Company pursuant to such agreements, which terminations shall be in form and substance satisfactory to the Company in its sole and absolute discretion.

                                   ARTICLE 8
                                   TERMINATION

     8.1 TERMINATION. Notwithstanding any other provisions of this Agreement, this Agreement may be terminated, and the Merger may be abandoned as follows:

     (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of Purchaser and Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     (b) BREACH. At any time prior to the Effective Time, by Purchaser or Company if its Board of Directors so determines by vote of a majority of the members of its Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth herein), which breach cannot be or has not been cured within 10 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 10 days after the giving of written notice to the breaching party of such breach.

     (c) DELAY. At any time prior to the Effective Time, by either Purchaser or Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by November 30, 2004, except not by such Party to the extent that the failure of the Merger then to be consummated arises out of or results from knowing action or inaction of such party to the detriment of the other Party, except as permitted hereunder.

     (d) NO APPROVAL. By Company or by the Shareholders of Purchaser, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Body required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Body or any Governmental Body issues a final nonappealable order blocking the Merger.

     (e) FAILURE TO RECOMMEND, ETC. At any time prior to approval of the Merger by the stockholders of the Company or by the shareholders of Purchaser, by either Company or Purchaser, if the Board of Directors of the other shall have, based on good faith exercise of their fiduciary duty, failed to recommend this Merger and the Transactions contemplated herein to its stockholder or shareholders (as applicable), withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of the other party for any reason other than as a result of a termination of the Agreement allowed pursuant to Sections 8.1 (a) - (d).

     (f) ACQUISITIONS PROPOSAL. This Agreement may be terminated by either Company or Purchaser by written notice to the other if Purchaser (i) received an Acquisition Proposal, (ii) receives the advice of its outside counsel that to proceed with the Merger will violate the fiduciary duties of its Board of

Directors to its stockholders in light of such Acquisition Proposal, and (iii) after receiving such advice, determines to accept such proposal; provided, however, that neither party shall be entitled to terminate this Agreement pursuant to this SECTION 8.1(F) unless it shall have provided the Company with written notice of such a possible determination (which written notice will inform the other of the material terms and conditions of the proposal, including the identity of the proponent) not less than two business days prior to such determination.

     (g) DISCLOSURE SCHEDULES AMENDMENT OR SUPPLEMENT. At any time prior to the Effective Time by either Company or Purchaser, if its Board of Directors so determines by vote of a majority of the members of its entire Board that the other party has amended its Disclosure Schedules provided pursuant to ARTICLES IV OR V hereof (as applicable) and such amendment discloses events that would be reasonably likely to result in a Material Adverse Effect on the Surviving Company following the Closing.

     8.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that termination under SECTION 8.1(B) will not relieve a breaching party from liability for any breach of this Agreement giving rise to such termination; provided, however, in no event shall the breaching party pay to the non-breaching party for such a breach an amount greater than the actual out-of-pocket costs and expenses incurred by the non-breaching party in connection with this Agreement and the enforcement of its rights hereunder.

                                   ARTICLE 9
                               GENERAL PROVISIONS

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representation and warranties of the Company and Purchaser set out herein shall survive the Closing.

     9.2 FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

     9.3 WAIVER. Any failure on the part of either party hereto to comply with any of its obligation, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     9.4 BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

     9.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested or recognized commercial courier service as follows:

          If to the Company:

               Anthony A. Nobles
               Sutura, Inc
               17080 Newhope Street
               Fountain Valley, CA 92708

          If to the Purchaser:

               Richard L. Ham
               Millenium Holding Group, Inc,
               12 Winding Road
               Henderson, Nevada 89052

     9.6 GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada

     9.7 ASSIGMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns provided however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     9.8 COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     9.9 CLOSING DATE. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

     9.10 REVIEW OF THE AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

     9.11 SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon and shall be dated.

     9.12 EFFECTIVE DATE. The effective date of this agreement shall be upon its execution.


                         [Signatures on following page]

       SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER BETWEEN SUTURA, INC.
                       AND MILLENIUM HOLDING GROUP, INC.


     IN WITNESS WHEREOF, the parties have executed this agreement this 9th day of July 2004.


MILLENIUM HOLDING GROUP, INC.               SUTURA, INC.



By /s/ Richard L. Ham                       By /s/ Anthony A. Nobles
  -------------------------------              -------------------------------
  Richard L. Ham, President                    Anthony A. Nobles, President

                                    EXHIBIT A

                                   DEFINITIONS

"ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Purchaser or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Purchaser, other than the transactions contemplated by this Agreement.

"AGREEMENT" shall have the meaning set forth in the introductory paragraph.

"CLOSING" and "CLOSING DATE" have the meanings set forth in Section 2.2 hereof.

"COMPANY" shall have the meaning set forth in the introductory paragraph.

"COMPANY ACTIVITIES TO DATE" shall have the meaning set forth in Section 4.22

"COMPANY COMMON STOCK" shall have the meaning set forth in Section 4.5.

"COMPANY DISSENTING SHARE" means any share of Company Stock, which is owned by a stockholder who or which has exercised his, her or its appraisal rights under Delaware Law.

"COMPANY FINANCIAL STATEMENTS" means: (i) the audited consolidated balance sheets of the Company at December 31, 1997, 1998, 1999 and 2000, and the related statements of income, cash flows and changes in shareholders' equity for the fiscal years then ended; and (ii) the unaudited consolidated balance sheets of the Company at December 31, 2001, 2002, 2003 and the related statements of income and cash flows for the periods then ended.

"COMPANY INTELLECTUAL PROPERTY ASSETS" shall have the meaning set forth in
Section 4.16.

"COMPANY LICENSES" shall have the meaning set forth in Section 4.22.

"COMPANY MATERIAL AGREEMENT" shall have the meaning set forth in Section 4.15.

"COMPANY PREFERRED STOCK" shall have the meaning set forth in Section 4.5.

"COMPANY PRODUCTS" shall have the meaning set forth in Section 4.22.

"COMPANY RIGHTS" shall have the meaning set forth in Section 3.3.

"COMPANY STOCK" means all of the issued and outstanding shares of Common Stock and Preferred Stock of the Company issued and outstanding immediately before Closing, including any New Stock.

"COMPANY STOCKHOLDER" means any holder of shares of Company Stock.

"CONFIDENTIAL INFORMATION" means all information relating to the customers or markets of the party which originally disclosed such information ("DISCLOSING PARTY"), the composition, manufacture or development of the Disclosing Party's products, the corporate structure and organization of the Disclosing Party and other technical data, trade secrets or proprietary information, the Financial Statements and all earlier and subsequent financial statements, financial information, budgets, forecasts, marketing plans and strategies, business plans, business, assets or prospects of the Disclosing Party which such party protects against unrestricted disclosure to others and such other information as the Disclosing Party shall advise the other parties to this Agreement is considered by the Disclosing Party as confidential. Confidential Information shall not include information that: (i) was rightfully in the possession of the party which originally received such information from the Disclosing Party ("RECEIVING PARTY") or was rightfully known to the Receiving Party prior to receipt from the Disclosing Party and is not subject to a separate confidentiality obligation;
(ii) is independently developed by the Receiving Party; (iii) is or becomes publicly known without the fault of the Receiving Party; (iv) is or becomes rightfully available to the Receiving Party without confidentiality restriction from a source other than the Disclosing Party; or (v) which a party is required to disclose pursuant to a directive of a Governmental Body; provided that in each of the foregoing exceptions the burden of proof that any information does not constitute Confidential Information shall be on the Receiving Party.

"CONVERTIBLE SECURITIES" means options, warrants or other rights to acquire securities of the Company or Purchaser (as the context requires).

"DELAWARE LAW" shall have the meaning set forth in the Recitals.

"DISCLOSURE SCHEDULES" shall mean the Schedules of the Company provided pursuant to Article IV or of the Purchaser provided pursuant to Article V (as the context requires).

"DOJ" shall have the meaning set forth in Section 4.3.

"EFFECTIVE TIME" shall have the meaning set forth in Section 2.4

"ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other claim or interest in property.

"ENVIRONMENTAL LAWS" means any laws, rules, regulations, orders, treaties, statutes and codes of any Governmental Body presently in effect which prohibit, regulate or control or relate to emissions, discharges, releases or threatened releases of any pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes or the transportation, storage, transfer, use, manufacture, processing, distribution, treatment, disposal, handling or dealing with such materials or which relate to pollution or to protection of the environment.

"EQUITY SECURITIES" shall mean any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

"ERISA" shall have the meaning set forth in Section 4.19.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

"EXCHANGE RATIO" shall have the meaning set forth in the definition of Merger Consideration.

"FDA" shall have the meaning set forth in Section 4.22.

"FTC" shall have the meaning set forth in Section 4.3.

"GAAP" means generally accepted accounting principles in the United States, consistently applied.

"GOVERNMENTAL BODY" means any court or any governmental or regulatory authority of the United States of America or any other country, or any state, county, locality, district, or other political subdivision thereof, and includes without limitation any self-regulatory organizations such as stock exchanges or the National Association of Securities Dealers, which govern the issuance or trading in securities.

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

"INTELLECTUAL PROPERTY" means all proprietary rights and information, including, without limitation, all patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing); ideas, conceptions and inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), copyrights (whether or not registered), copyrighted or copyrightable works, trademarks, service marks, trade names, URLs and Internet domain names, databases, designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, drawings, designs, mask works or registrations thereof, technology, trade secrets and other confidential information, know-how, proprietary processes, customer lists, inventions, methodologies and, with respect to all of the foregoing, related confidential documentation manufacturing and production processes and techniques, research and development information and other confidential technical information, as well as all rights in and to computer programs, data files and other software.

"KNOWLEDGE". Where any representation or warranty contained in this Agreement is expressly qualified by reference to Knowledge of or relating to the Company, such Knowledge shall mean the actual knowledge of the following officers and directors of the Company: Anthony Nobles and Egbert Ratering. Where any representation or warranty contained in this Agreement is expressly qualified by reference to Knowledge of or relating to the Purchaser, such Knowledge shall mean the actual knowledge of the following officers and directors of the
Purchaser: Richard Ham and Carla Aufdenkamp.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries or the Purchaser (as the context requires), in each case taken as a whole, other than any effect relating to the economy or securities markets in general, or the industries in which the relevant Party operates.

"MERGER" shall have the meaning set forth in the Recitals.

"MERGER CONSIDERATION" shall mean and be determined as follows:

Each share of Company Stock shall be converted into and exchanged for that number of shares of Purchaser Common Stock pursuant to the following ratio ("EXCHANGE RATIO"):

     A = (B/.10)/C

     A - means the number of shares of Purchaser Common Stock to be exchanged for each share of Company Stock.

     B - that number of issued and outstanding shares of Purchaser Common Stock determined immediately prior to the Closing, on a fully diluted as converted basis, assuming conversion, exercise and/or exchange of all securities or other rights to acquire Purchaser Common Stock.

     C - means that number of issued and outstanding shares of Company Stock immediately prior to the Closing, on a fully diluted as converted basis, assuming conversion, exercise and/or exchange of all Convertible Securities or other rights to acquire Company Stock.

"NEVADA LAW" shall have the meaning set forth in the Recitals.

"ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice.

"PARTIES" shall have the meaning set forth in the introductory paragraph.

"PERMITTED LIENS" means: (i) liens for Taxes, assessments and governmental charges not yet due and payable; (ii) zoning laws and ordinances which do not in any material respect, individually or in the aggregate, impair the value or merchantability or use of the property as it is currently being used; (iii) rights reserved to any Governmental Body to regulate the affected property; (iv) purchase-money liens arising out of the purchase or sale of products or services made in the Ordinary Course of Business; and (v) any Encumbrances that arise in the Ordinary Course of Business.

"PERSON" means any individual, corporation (including any non-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, foundation, labor union, or other entity or Governmental Body.

"PURCHASER" shall have the meaning set forth in the introductory paragraph.

"PURCHASER COMMON STOCK" shall have the meaning set forth in Section 5.5.

"PURCHASER INTELLECTUAL PROPERTY ASSETS" shall have the meaning set forth in
Section 5.16.

"PURCHASER MATERIAL AGREEMENT" shall have the meaning set forth in Section 5.15.

"PURCHASER PREFERRED STOCK" shall have the meaning set forth in Section 5.5.

"PURCHASER SEC REPORTS" shall mean all the form, reports, and documents required to be filed by Purchaser with the SEC since January 1, 2000.

"RELATED PARTY" means a Person controlling, controlled by or under common control with a party to this Agreement or any Purchaser, offspring, spouse, brother or sister of such person or his or her spouse (collectively "FAMILY MEMBER") and any Person controlling, controlled by or under common control of such Family Member.

"REQUIREMENT OF LAW" means any U.S. federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

"SEC" means the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"STOCK OPTION PLANS" means the Amended and Restated 1999 and 2001 Stock Option Plans of the Company and those of the Purchaser.

"SUBSIDIARIES" means any Person in which the Company or the Purchaser (as the context requires) has a direct or indirect equity ownership interest of 50% or more.

"SURVIVING CORPORATION" shall have the meaning set forth in Section 2.1.

"TAX" or "TAXES" means any U.S. federal, state, local or foreign tax, including net income, alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.